INSURANCE MATTERS AGREEMENT

THIS INSURANCE MATTERS AGREEMENT (the “Agreement”) is made and entered into by and between Illumina, Inc., a Delaware corporation (the “Company”), and the Directors and Officers, as defined below (each, an “Indemnitee,” collectively, the “Indemnitees”). This Agreement shall be effective as of the 18th day of August, 2021 (the “Effective Date”).

WITNESSETH THAT:

WHEREAS, each Indemnitee performs a valuable service for the Company;
WHEREAS, the board of directors of the Company has adopted a Certificate of Incorporation and Bylaws (the “Bylaws”) which provide that the Company shall indemnify, inter alia, Directors and Officers, in each case to the fullest extent permitted by the Delaware General Corporation Law, as amended (“Delaware Law”);

WHEREAS, in recognition of each Indemnitee’s need for protection against personal liability in order to enhance such Indemnitee’s continued service to the Company in an effective manner, including the need for assurance that such Indemnitee will be protected to the greatest extent possible by the benefits of Directors and Officers Liability Insurance (“D&O Insurance”) obtained and to be obtained by the Company; and in order to induce such Indemnitee to continue to provide services to the Company as a member of the board of directors of the Company or as an employee thereof (as applicable), the Company wishes to provide in this Agreement, among other things, (a) for the indemnification of Expenses (as defined below) arising from Insurance Matters (as defined below) to any Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement; (b) to the extent provided herein, for the continued coverage of any Indemnitee under the Company’s D&O Insurance in connection with any and all claims against any of them arising out of or related to the Acquisition and/or any determinations or decisions in connection with regulatory approvals, rulings or other action or non- action sought in connection with the Acquisition (“Acquisition-Related Claims”); and (c) to the extent reasonably requested by an Indemnitee, the Company’s cooperation in Insurance Matters; and

WHEREAS, in order to induce each Indemnitee to provide or continue to provide services to the Company, the Company has determined and agreed to enter into this Agreement for the benefit of each Indemnitee, which shall be effective as of the Effective Date.

NOW, THEREFORE, in view of the considerations set forth above the Company and the Indemnitees hereby agree as follows:

1.Indemnity of the Indemnitees. The Company hereby agrees to hold harmless and indemnify each Indemnitee in connection with Insurance Matters as provided in this Agreement. The Company will timely pay or reimburse the Indemnitees, as the case may be, all Expenses arising from the Indemnitees’ efforts to secure and enforce their rights to, and satisfy their reporting, cooperation and other obligations with respect to, D&O

Insurance for Acquisition- Related Claims. Such Expenses will include but not be limited to the costs of the following:

(a)Retaining and consulting with insurance coverage counsel (“D&O Coverage Counsel”) regarding such rights and obligations;

(b)Instituting or defending litigation or other proceedings to enforce such rights; and

(c)Conducting legal review of the terms and provisions of any actual or proposed program of D&O Insurance that may cover Acquisition-Related Claims and negotiating such terms on behalf of the Indemnitees.

2.Company’s Obligations in Connection with Impending D&O Insurance. The Company will take, and will ensure that all possible actions are taken, at its expense, to ensure coverage for Directors and Officers for Acquisition-Related Claims under the D&O Insurance that the Company is seeking to place as of the Effective Date (the “Impending D&O Insurance”), including the following:

(a)The Company will pay in full all premiums on the Impending D&O Insurance prior to the making of any decision by the Company to complete the Acquisition, and the terms of the Impending D&O Insurance shall provide that it is non-cancellable (except that the Company may, but need not, reserve a right to cancel some or all of the Impending D&O Insurance with the unanimous written consent of the Directors and Officers).

(b)The Company will promptly transmit all communications from insurers of the Impending D&O Insurance in connection with Acquisition-Related Claims to D&O Coverage Counsel and otherwise cooperate as may be necessary with the Directors and Officers to secure coverage for them for Acquisition-Related Claims to the greatest extent possible under the Impending D&O Insurance. The Company will provide all Directors and Officers with all information related to the Acquisition-Related Claims.

(c)The Company will assist and cooperate with the Directors and Officers in connection with Insurance Matters, including with respect to discovery and informal information requests.

(d)The Company will inform D&O Coverage Counsel about any claims under the Impending D&O Insurance other than Insurance Matters that may affect the limits or availability of such insurance for Acquisition-Related Claims.

3.Company’s Obligations in Connection with Future Placements of D&O Insurance. In the event that the Company is unable to procure Impending D&O Insurance that includes, in the reasonable opinion of D&O Coverage Counsel, coverage for any and all potential

Acquisition-Related Claims that is substantially of the scope, limits and cost anticipated by the Directors and Officers as of the Effective Date, the Company will take the following steps with respect to subsequent placements, renewals or extensions of D&O Insurance (“Future D&O Insurance”):

(a)The Company will continuously maintain and procure coverage for the Directors and Officers substantially of the scope, limits and cost anticipated by the Directors and Officers as of the Effective Date through the purchase of Future D&O Insurance and pay premiums in full on Future D&O Insurance. The Company will not cancel Future D&O Insurance once placed (except with the unanimous written consent of the Directors and Officers), and to the greatest extent possible the Company will ensure adequate D&O Insurance coverage for potential or actual Acquisition-Related Claims to the extent not already covered under existing D&O Insurance, regardless of expense.

(b)The Company will provide reasonable opportunity to comment on and right to approve the wording of Future D&O Insurance to the Directors and Officers prior to the Company’s purchase of such insurance.The Company will fulfill all obligations in connection with Future D&O Insurance that correspond to its obligations set forth in Section 2(b), (c) and (d) above with respect to the Impending D&O Insurance.

4.Other Obligations of the Company. The Company will assist and cooperate with the Directors and Officers in connection with any Acquisition-Related Claims (except to the extent that the Company is adverse to the Indemnitee(s) requesting such assistance or cooperation in such Acquisition-Related Claim and with respect to such assistance or cooperation), including with respect to discovery and informal information requests.

5.Procedures and Presumptions for Determination of Entitlement to Indemnification. To obtain indemnification under this Agreement, an Indemnitee shall submit to the Company a written request setting forth the request by giving notice as provided in Section 17 below.

6.Remedies of the Indemnitees. In the event of non-performance of this Agreement by the Company, in addition to any other remedies available to the Indemnitees, the Company will indemnify and hold harmless each Indemnitee for its Expenses arising from enforcement of their rights under this Agreement.

7.Limitation. The Company shall provide the indemnification of each Indemnitee provided here to the fullest extent authorized or permitted by the provisions of the Delaware Law, as such may be amended from time to time, Article VII of the Certificate of Incorporation and Sections 6.1 and 6.2 of the Bylaws, as such Certificate of Incorporation and Bylaws are in effect on the date hereof and as such may be amended from time to time to enhance the rights of the Indemnitees.

8.No Restrictions. Nothing in this Agreement shall be deemed to restrict Indemnitee from acquiring at his or her own expense any other insurance policy in respect to any Insurance Matters.

9.Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of any Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in such Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that each Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of any Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided, however, that in no event shall the Company be subrogated to the rights of an Indemnitee against any other Indemnitee or any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives; nor the rights of an Indemnitee under any D&O Insurance or under any insurance procured other than by the Company for the benefit of an Indemnitee.

(c)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder to any Indemnitee if and to the extent that such Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10.Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period any Indemnitee is a Director and Officer and shall continue thereafter so long as any Indemnitee shall be subject to any Acquisition-Related Claim or have an interest in any Insurance Matter by reason of such Indemnitee’s Corporate Status, whether or not such Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

11.Security. To the extent requested by an Indemnitee and approved by the board of directors of the Company, the Company may at any time and from time to time provide security to such Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to such Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee, which consent may not be unreasonably withheld.

12.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce each Indemnitee to serve as a director, officer, employee or agent or of the Company, and the Company acknowledges that each Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

13.Definitions. For purposes of this Agreement:

(a)“Acquisition” means the Company’s acquisition of Grail, Inc..

(b)“Claim” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding or claim, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which any Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that such Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action taken by such Indemnitee or of any inaction on such Indemnitee’s part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that such Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not such Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to this Agreement to enforce such Indemnitee’s rights under this Agreement.

(c)“Corporate Status” describes the status, either prior or subsequent to the date of this agreement, of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(d)“Directors and Officers” means all duly appointed directors of the Company, and all duly appointed officers of Company within the meaning of Rule 16a-1(f) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, in each case only if serving in such capacity at any time during the period that any actions are taken by Company with respect to the Acquisition.

(e)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness, in a Claim, including the reasonable out-of-pocket costs of the Indemnitees.

(f)“including,” regardless of whether capitalized, means including but not limited to.

(g)“Insurance Matters” means any advice, question, dispute, inquiry, demand or Claim under or regarding D&O Insurance with respect to actual or potential Acquisition-Related Claims.

14.Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon each Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.Notice By the Indemnitees. Each Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena,

complaint, indictment, information or other document relating to any Claim or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to such Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)If to an Indemnitee, (i) care of D&O Coverage Counsel, if any, at the address provided by such Indemnitee for such counsel by written notice, and (ii) to the address for such Indemnitee most recently on record with the Secretary of the Company.

(b)If to the Company, to:

Illumina, Inc.
5200 Illumina Way
San Diego, California 92122
Attn: General Counsel

or to such other address as may have been furnished to the Indemnitees by the
Company or to the Company by the Indemnitees, as the case may be.

18.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ILLUMINA, INC.

By: Name:
Title: INDEMNITEE

Name:

Address:

[Additional Signature Pages May Be Attached As Necessary]

[SIGNATURE PAGE TO INSURANCE MATTERS AGREEMENT]